Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

EnergySolutions, Inc.

(Exact name of obligor as specified in its charter)

Delaware	51-0653027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

TELEPHONE: (801) 649-2000

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

EnergySolutions, LLC

(Exact name of obligor as specified in its charter)

Utah	14-1921823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

TELEPHONE: (801) 649-2000

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

10.75% Senior Notes due 2018

And Guarantees

GUARANTORS*

Exact name of Additional Registrant as Specified in it Charter	State of Incorporation or Organization	IRS Employee Identification No.

BNG America LLC	Delaware	03-0577302
BNG America Savannah River Corporation	Delaware	54-1813446
Chem-Nuclear Systems, L.L.C.	Delaware	36-4122772
EnergySolutions Services, Inc.	Tennessee	62-1234045
Duratek, Inc.	Delaware	22-2427618
EnergySolution Company, Inc.	Delaware	06-1782005
EnergySolutions Diversified Services, Inc.	Delaware	22-2654388
EnergySolutions Federal EPC, Inc.	Delaware	02-0804852
EnergySolutions Federal Services of Hanford, Inc.	Delaware	34-4066233
EnergySolutions Government Group, Inc.	Delaware	36-3797690
EnergySolutions Fuel Services, LLC	Delaware	41-2234541
EnergySolutions Water System, LLC	Utah	38-3782649
EnergySolutions, Spent Fuel Division, Inc.	Delaware	54-2182937
GTSD Sub IV, Inc.	Delaware	52-2250539
Hittman Transport Services, Inc.	Delaware	52-1129367
Manufacturing Sciences Corporation	Colorado	84-0887414
EnergySolutions Performance Strategies Inc.	Georgia	58-2010562
Property Value Restoration, LLC	Delaware	27-3188764
EnergySolutions of Ohio, LLC	Delaware	27-0758345
EnergySolutions Midwest, LLC	Delaware	27-0671245

*	Each Guarantor has the same principal executive office and phone number as EnergySolutions, Inc.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Administrator of National Banks

United States Department of the Treasury

Washington, D.C. 20219

Federal Deposit Insurance Corporation

550 17th Street, N.W.

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

P.O. Box 7702

San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit TG3 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 11th day of May, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ John C. Stohlmann
John C. Stohlmann
Vice President

EXHIBIT 6

May 11, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ John C. Stohlmann
John C. Stohlmann
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,518
Interest-bearing balances		57,228
Securities:
Held-to-maturity securities		0
Available-for-sale securities		150,439
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,656
Securities purchased under agreements to resell		16,821
Loans and lease financing receivables:
Loans and leases held for sale		38,095
Loans and leases, net of unearned income	691,483
LESS: Allowance for loan and lease losses	19,637
Loans and leases, net of unearned income and allowance		671,846
Trading Assets		30,824
Premises and fixed assets (including capitalized leases)		8,129
Other real estate owned		5,713
Investments in unconsolidated subsidiaries and associated companies		659
Direct and indirect investments in real estate ventures		111
Intangible assets
Goodwill		20,931
Other intangible assets		26,452
Other assets		55,856

Total assets		$1,102,278

LIABILITIES
Deposits:
In domestic offices		$747,742
Noninterest-bearing	165,559
Interest-bearing	582,183
In foreign offices, Edge and Agreement subsidiaries, and IBFs		99,235
Noninterest-bearing	2,029
Interest-bearing	97,206
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,930
Securities sold under agreements to repurchase		16,102
Trading liabilities		15,647
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		40,254
Subordinated notes and debentures		19,252
Other liabilities		37,554

Total liabilities		$978,716

Dollar Amounts In Millions

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	98,971
Retained earnings	17,489
Accumulated other comprehensive income	5,280
Other equity capital components	0

Total bank equity capital	122,259
Noncontrolling (minority) interests in consolidated subsidiaries	1,303

Total equity capital	123,562

Total liabilities, and equity capital	$1,102,278

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

John Stumpf	Directors
Dave Hoyt
Michael Loughlin